Exhibit 99.1

NovaBay Pharmaceuticals Receives NYSE American Communication

EMERYVILLE, Calif. (May 21, 2019) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY), a biopharmaceutical company focusing on commercializing prescription Avenova® for the domestic eye care market, announces that on May 16, 2019 it received notice (the “Notice”) from the NYSE American LLC that it is not in compliance with Sections 1003(a)(i) and 1003(a)(ii) of the NYSE American Company Guide requiring stockholders’ equity of $2.0 million or more and $4.0 million or more, respectively, if the Company has reported losses from continuing operations and/or net losses in three of the four most recent fiscal years.

According to the Exchange, this notice does not impact the Company’s ongoing plan to regain compliance with continued listing standards, which requires the Company to regain such compliance by October 12, 2020 or be subject to delisting procedures. On May 11, 2019, the Company submitted its plan to regain compliance to the Exchange, which is pending approval by the Exchange. If the NYSE American accepts the plan, the common stock will continue to be listed and traded on the NYSE American during that specified period. If the Company does not regain compliance with NYSE American listing standards, or does not make progress consistent with the plan, the NYSE American staff may commence delisting proceedings.

In a press release dated April 17, 2019, the Company announced notification by the Exchange on April 12, 2019 that it was not in compliance with the minimum stockholders’ equity requirement of Section 1003(a)(iii) of the NYSE American Company Guide requiring stockholders’ equity of $6.0 million or more if the Company has reported losses from continuing operations and/or net losses in its five most recent fiscal years.

“We look forward to NYSE American’s review of our plan to regain compliance with its continued listing standards,” said Justin Hall, Interim President and CEO. “It gratifying to report that our majority shareholders continue to pledge their full support.”

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®
NovaBay Pharmaceuticals, Inc. is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical anti-infective market with its two distinct product categories: the NEUTROX® family of products and the AGANOCIDE® compounds. The Neutrox family of products includes AVENOVA® for the eye care market, NEUTROPHASE® for wound care market, and CELLERX® for the aesthetic dermatology market. The Aganocide compounds, still under development, have target applications in the dermatology and urology markets.

Forward-Looking Statements

This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding our future listing on the NYSE, our ability to continue as a going concern, and generally the company’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to our ability to remain a publicly listed company, maintain the support of our majority shareholders, and ability to adhere to our approved NYSE compliance plan. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q/K filings with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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Avenova Purchasing Information
For NovaBay Avenova purchasing information:
Please call 800-890-0329 or email sales@avenova.com.
www.Avenova.com

NovaBay Contact
Justin Hall
Interim President and Chief Executive Officer
510-899-8800
jhall@novabay.com

Investor Contact
LHA Investor Relations
Jody Cain
310-691-7100
jcain@lhai.com

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